SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 12 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: October 2, 2000


                          LEE ENTERPRISES, INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                      1-6227                           42-0823980
---------------                -----------                   -------------------
(State or other                (Commission                      (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


215 N. Main Street, Davenport, IA                              52801-1924
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(Address of principal executive offices)                        ZIP Code


                                 (319) 383-2100
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              (Registrant's telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets

                  On October 1, 2000 (the "Closing Date") Registrant and its wholly-owned subsidiary, New Mexico Broadcasting Co. ("NMBC"), completed the sale of their eight network-affiliated and seven satellite stations to Emmis Communications Corporation, of Indianapolis, Indiana ("Emmis") (the "Sale").

                  Registrant received $559.5 million (the "Purchase Price"), plus $21,194,526 of Preliminary Working Capital (as defined below) in cash from Emmis pursuant to the terms of a Purchase and Sale Agreement by and among Lee, NMBC and Emmis dated May 7, 2000 (the "Agreement").

                  The Purchase Price was determined as a result of arm-length negotiations between unrelated parties. In negotiating the Purchase Price and others terms, Registrant was assisted by Credit Suisse First Boston and McFarland Dewy & Co. LLC.

                  Registrant will use the proceeds of the Sale to continue the expansion of its publishing, online and information services businesses.

                   The Sale was effected by Emmis' purchase of all the outstanding shares of common stock of KOIN-TV, Inc. and SJL of Kansas Corp. (collectively, the "Acquired Companies") from Registrant and the purchase of the assets related to the remaining network-affiliated and satellite television stations from Registrant and NMBC or their affiliates (collectively, the "Lee-NMBC Stations").

                  The Agreement provides that, as of the close of business on the day preceding the Closing Date, the Purchase Price is subject to reduction by the negative amount of the sum of the Working Capital of the Lee-NMBC Stations and Closing Adjusted Working Capital of the Acquired Companies or to increase by the positive amount of the sum of the Working Capital of the Lee-NMBC Stations and Closing Adjusted Working Capital of the Acquired Companies (the "Working Capital"). Within 60 days after the Closing Date, Lee will deliver to Emmis for its approval a final statement of Working Capital. Prior to 30 days thereafter, Emmis may give notice stating any objections thereto, which, if not resolved within 30 days after the delivery of notice of objections, will be determined by KPMG Peat Marwick LLP, an independent accounting firm, whose determination will be conclusive and binding. The amount of the Preliminary Working Capital will be increased or decreased by the amount determined in the final statement of Working Capital and the appropriate amount paid.

                  In the Agreement, Registrant and NMBC made various representations and warranties as to themselves and the Lee-NMBC Stations, and Lee made various representations and warranties as to the Acquired Companies. Registrant and NMBC have agreed to indemnify Emmis for any material breaches of such representations and warranties. Article 8 of the Agreement contains the terms and conditions of these indemnification obligations.

                  The description of the Sale and the terms of the Agreement contained herein are qualified in their entirety by reference to the Agreement which was filed on August 11, 2000 as an exhibit to the Registrant's Form 10-Q for the Quarter ended June 30, 2000.

                  On  the  Closing  Date,   Registrant   entered  into  separate
agreements pursuant to the Agreement with Emmis, including an Agreement whereby Registrant will provide certain transitional services to Emmis.

                   In connection with the announcement of the completion of the Sale, the Registrant issued the following news release.

NEWS RELEASE

For release: 3:30 p.m. CDT October 2, 2000

Lee Enterprises completes sale of TV stations to Emmis Communications

DAVENPORT, Iowa (October 2, 2000) -- Lee Enterprises, Incorporated, (NYSE: LEE) has completed the sale of eight network-affiliated and seven satellite stations to Emmis Communications Corporation (NASDAQ: EMMS).

The closing, effective October 1, was announced by Richard D. Gottlieb, chairman and chief executive officer of Lee Enterprises, and Jeffrey H. Smulyan, chairman and chief executive officer of Emmis Communications. They had announced the agreement in May. The final adjusted purchase price was $559.5 million plus working capital.

Emmis Communications, which is based in Indianapolis, Ind., also owns seven other television stations in addition to 24 radio stations that serve the country's largest markets. In addition, Emmis owns two radio networks, three international radio stations, several large regional and specialty magazines, and related businesses in sales and publishing.

"We are excited to have such great properties and people become part of the Emmis family," Smulyan said. "This is a challenging, yet exciting time in the television business and we are pleased to see our company grow to the next level."

Gottlieb said the sale will allow Lee Enterprises to focus on continuing to expand in publishing, online and information services. Lee owns 23 daily newspapers and half interest in five others. Lee also owns more than 100 weekly newspapers, shoppers and classified and specialty publications, along with associated Internet sites

The Lee television stations purchased by Emmis Communications are:

* KOIN-6 (CBS), Portland, Oregon, and MIRA Mobile Television video production services.

*        KRQE-13 (CBS),  Albuquerque,  New Mexico; and satellite stations KREZ-6
         (CBS), Durango, Colorado / Farmington, New Mexico; and KBIM-10 (CBS), Roswell, New Mexico.

*        WSAZ-3 (NBC), Huntington / Charleston, West Virginia.

* KSNW-3 (NBC), Wichita, Kansas; and satellite stations KSNG-11 (NBC), Garden City, Kansas; KSNC-2 (NBC), Great Bend, Kansas; and KSNK-8
         (NBC), Oberlin, Kansas.

* KGMB-9 (CBS), Honolulu, Hawaii; and satellite stations KGMD-9 (CBS), Hilo, Hawaii; and KGMV-3 (CBS), Wailuku, Maui, Hawaii.

*        KGUN-9 (ABC), Tucson, Arizona.

*        KMTV-3 (CBS), Omaha, Nebraska.

*        KSNT-27 (NBC), Topeka, Kansas.

The Emmis purchase does not include Lee's remaining television station, KMAZ-48 (Telemundo), El Paso, Texas, which will be sold separately.

A copy of this news release and more information about Lee Enterprises is available at www.lee.net.

For more information, please contact: Dan Hayes, Lee Enterprises,  319-383-2163,
dan.hayes@lee.net;    Kate   Healey,   Emmis    Communications,    317-266-0100,
healey@emmis.com.

                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         LEE ENTERPRISES, INCORPORATED

                         By: /s/ G. Chris Wahlig
                             -------------------------------------
                             G. Chris Wahlig
                             Vice President-Finance and
                             Chief Accounting Officer
                             Dated:   October 2, 2000